FOR IMMEDIATE RELEASE          FOR FURTHER INFORMATION
October 15, 2003               Brendan J. McGill
                               Senior Vice President and Chief Financial Officer
                               (215) 256-8828

     Harleysville Savings Financial Corporation Announces 11.1% Increase in
             Cash Dividend and Record Earnings in Fiscal Year 2003

     Harleysville, PA, October 15, 2003 - Harleysville Savings Financial Corporation (NASDAQ:HARL), reported today that the Company's Board of Directors increased the regular quarterly cash dividend from $.18 to $.20 per share on the Company's common stock. This represents an increase of 11.1% from the current dividend level. This is the sixty-fifth (65th) consecutive quarter that the Company has paid a cash dividend to its stockholders and the sixteenth (16th) consecutive year of increased cash dividends. The cash dividend will be payable on November 19, 2003 to stockholders of record on November 5, 2003.

     Net income for the fiscal year ended September 30, 2003 was a record $4,594,000 or $1.98 per diluted share compared to $4,415,000 or $1.93 per diluted share for the prior fiscal year. The Company's assets increased 5.3% to $653 million from $620 million a year ago. Stockholders' book value increased to $18.01 per share from $16.75 a year ago.

     Net income for the fourth quarter of fiscal 2003 amounted to $1,150,000 or $.50 per diluted share compared to $1,177,000 or $.51 per diluted share for the same quarter last year. The Company's operating results for the current quarter are a reflection of the current low interest rate environment, which has a greater adverse effect on repricing the Company's assets when compared to the repricing of its liabilities.

     Because of its strong emphasis on home mortgage lending and a business model that focuses on serving the personal financial needs of families and individuals, the Company has been able to maintain a high quality loan portfolio and outstanding expense efficiency ratio. These two cornerstone principles, along with a carefully managed capital position, represent the foundational trilogy of the Company's business plan. As of September 30, 2003, the Company's ratio of non-performing assets plus 90-day delinquent loans amounted to .04% of total assets and its efficiency ratio for the fiscal year was 54.22%, both outstanding performance ratios in the industry.

     Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank, headquartered in Harleysville, PA. Harleysville, PA is located in central Montgomery County, which has the third largest population and the second highest per capita income in the state of Pennsylvania.

     This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic; competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

Harleysville Savings Financial Corp
Selected Consolidated Financial Data as of September 30, 2003




(Dollars in thousands except per share data)                        Year-To-Date
                                                            -------------------------------          -------------------------------
((1)Unaudited)                                                  Twelve Months Ended:                       Three Months Ended:
                                                            -------------------------------          -------------------------------

                                                                      September 30,                           September 30,
Selected Consolidated Earnings Data                          2003 (1)              2002                2003 (1)            2002 (1)
-----------------------------------                         -----------         -----------          ----------------    -----------
Total interest income                                       $    33,088         $    35,176          $     7,745         $     8,760
Total interest expense                                           21,673              24,226                5,162               5,915
                                                            -----------         -----------          -----------         -----------

Net Interest Income                                              11,415              10,950                2,583               2,845
Provision for loan losses                                          --                  --                   --                  --
                                                            -----------         -----------          -----------         -----------

Net Interest Income after Provision for Loan Losses              11,415              10,950                2,583               2,845
                                                            -----------         -----------          -----------         -----------

Gain (loss) on sales of investments                                 230                 (24)                 230                --
Gain on sales of loans                                               16                  31                    9                  30
Other income                                                      1,305               1,111                  370                 306
Total other expenses                                              6,896               6,435                1,736               1,655
                                                            -----------         -----------          -----------         -----------

Income before Income Taxes                                        6,070               5,633                1,456               1,526
Income tax expense                                                1,476               1,218                  306                 349
                                                            -----------         -----------          -----------         -----------

Net Income                                                  $     4,594         $     4,415          $     1,150         $     1,177
                                                            ===========         ===========          ===========         ===========


Per Common Share Data
---------------------
Basic earnings                                              $      2.02         $      1.96          $      0.51         $      0.52
Diluted earnings                                            $      1.98         $      1.93          $      0.50         $      0.51
Dividends                                                   $      0.66         $      0.54          $      0.18         $      0.14
Book value                                                  $     18.01         $     16.75          $     18.01         $     16.75
Shares outstanding                                            2,266,839           2,316,490            2,266,839           2,316,490
Average shares outstanding - basic                            2,270,216           2,249,816            2,265,491           2,258,779
Average shares outstanding - diluted                          2,321,303           2,292,191            2,319,771           2,302,102



                                                                    Year-To-Date
                                                            -------------------------------          -------------------------------
                                                                Twelve Months Ended:                       Three Months Ended:
                                                            -------------------------------          -------------------------------
                                                                      September 30,                           September 30,
Other Selected Consolidated Data                             2003 (1)              2002                 2003 (1)           2002 (1)
--------------------------------                            -----------         -----------          ----------------    -----------
Return on average assets                                           0.72%               0.75%                0.70%              0.77%
Return on average equity                                          11.68%              12.31%               11.40%             12.64%
Interest rate spread                                               1.65%               1.70%                1.48%              1.70%
Net yield on interest earning assets                               1.83%               1.92%                1.62%              1.92%
Operating expenses to average assets                               1.08%               1.09%                1.06%              1.08%
Efficiency ratio                                                  54.22%              53.35%               58.80%             52.51%
Ratio of non-performing loans to total
  assets at end of period                                          0.04%               0.03%                0.04%              0.03%
Loan loss reserve to total loans, net                              0.66%               0.68%                0.66%              0.68%




                                                           September 30,        June 30,             March 31,          December 31,
Selected Consolidated Financial Data                          2003 (1)          2003 (1)             2003 (1)              2002 (1)
------------------------------------                  ------------------------------------------------------------------------------
Total assets                                                $   653,288         $   658,265          $   659,311         $   618,469
Loans receivable - net                                          297,346             289,587              291,798             293,318
Loan loss reserve                                                 1,991               1,991                1,991               2,032
Cash & investment securities                                     94,651              80,930               76,326              86,435
Mortgage-backed securities                                      230,247             257,060              260,646             210,568
FHLB stock                                                       13,782              13,090               13,013              11,244
Deposits                                                        380,687             384,650              381,420             372,734
FHLB advances                                                   228,817             227,385              233,497             202,189
Total stockholders' equity                                       40,816              40,076               39,574              38,889